UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

RITE AID CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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On November 3, 2015, Rite Aid sent a letter to its 1199SEIU represented associates as set forth below.

Dear Valued Rite Aid Associates,

As you all have heard, on Tuesday, it was announced that Walgreens Boots Alliance has entered into a definitive agreement to acquire Rite Aid. Upon close of the acquisition, Rite Aid will be a wholly owned subsidiary of Walgreens Boots Alliance, and is expected to initially operate under its existing brand name. Working together, decisions will be made over time regarding the integration of the two companies, ultimately creating a fully harmonized portfolio of stores and infrastructure.

The transaction is subject to approval by the holders of Rite Aid’s common stock, the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other customary closing conditions. The transaction is expected to close in the second half of calendar 2016.

We have shared this same information directly with your collective bargaining representative, 1199SEIU. We know that many of you have questions about this announcement and what it means to you. We will do our best to keep you updated.

While the merger may bring some changes in the future, I want to make it clear to everyone what will not change for now. Your employers, Rite Aid of New York, Inc., Rite Aid of New Jersey, Eckerd Corporation, Genovese Drug Stores, Inc., and Thrift Drug, Inc., will continue to exist and will continue to be responsible for day-to-day human resources related matters, including labor relations. They will continue to recognize and bargain in good faith with 1199SEIU. They will continue to work hard with 1199SEIU representatives to negotiate a new contract.

At the same time, Rite Aid must strive to remain competitive. We believe that our future merger with Walgreens Boots Alliance helps us achieve that competitiveness. It is our continuing hope that a new contract negotiated in good faith with 1199SEIU will as well. Your employers will be returning to the negotiating table next month with the sincere desire to reach a deal with 1199SEIU.

We hope that your union, too, is coming with the same approach. If you have any questions about what any of this means, feel free to contact me directly, or your HRDM, DM or PDM.

Thank you for the work that you are doing to take care of our patients and customers and to support the communities that we serve.

Sincerely,
Traci Burch
/s/ Traci Burch

Cautionary Statement Regarding Forward Looking Statements

This document includes “forward-looking statements” within the meaning of the securities laws. The words “will,” “expect,” “believe,” “future” and similar expressions are intended to identify information that is not historical in nature.

This document contains forward-looking statements relating to the proposed transaction between Rite Aid and Walgreens pursuant to a merger. All statements, other than historical facts, including statements regarding the expected timing of the closing of the transaction; the ability of the parties to complete the transaction considering the various closing conditions; the competitive ability and position of Walgreens following completion of the proposed transaction; and any assumptions underlying any of the foregoing, are forward-looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, that (1) one or more closing conditions to the transaction, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction, may require conditions, limitations or restrictions in connection with such approvals or that the required approval by the shareholders of each of Rite Aid and Walgreens may not be obtained; (2) there may be a material adverse change of Rite Aid or the business of Rite Aid may suffer as a result of uncertainty surrounding the transaction; (3) the transaction may involve unexpected costs, liabilities or delays; (4) legal proceedings may be initiated related to the transaction; (5) changes in economic conditions, political conditions, changes in federal or state laws or regulation may occur; (6) there may be difficulties and delays in achieving synergies and cost savings; and (7) other risk factors as detailed from time to time in Rite Aid’s and Walgreens’ reports filed with the Securities and Exchange Commission (the “SEC”), including Rite Aid’s Annual Report on Form 10-K for the year ended February 28, 2015 which is available on the SEC’s Web site (www.sec.gov). There can be no assurance that the merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the merger will be realized.

Neither Rite Aid nor Walgreens undertakes any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

In connection with the proposed strategic combination, Rite Aid intends to file relevant materials with the SEC, including a preliminary proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, Rite Aid will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the proxy statement, as well as other filings containing information about Rite Aid, free of charge, from the SEC’s Web site (www.sec.gov). Investors may also obtain Rite Aid’s SEC filings in connection with the transaction, free of charge, from Rite Aid’s Web site (www.RiteAid.com) under the link “Investor Relations” and then under the tab “SEC Filings,” or by directing a request to Rite Aid, Byron Purcell, Attention: Senior Director, Treasury Services & Investor Relations.

Participants in the Merger Solicitation

The directors, executive officers and employees of Rite Aid and other persons may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding Rite Aid’s directors and executive officers is available in its definitive proxy statement for its 2016 annual meeting of stockholders filed with the SEC on May 15, 2015. This document can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement when it becomes available. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.